EXHIBIT 99.1

Enova Systems and IC Bus Execute Long Term Agreement

Monday May 19, 4:39 pm ET

Landmark Long Term Agreement Valued in Excess of $120M

TORRANCE, Calif.—(BUSINESS WIRE)—Enova Systems, (AMEX:ENA — News) (AIM:ENV) (AIM:ENVS), a production company in an emerging industry and a leading developer of proprietary electric, hybrid and fuel cell digital power management systems, announced today that it has entered into a Long Term Supply Agreement with IC Bus, a wholly owned affiliate of Navistar, Inc. and the nation’s largest school bus manufacturer. The Supply Agreement guarantees that Enova’s proprietary Post Transmission Parallel Hybrid Electric drive system will be used in IC Bus’ hybrid school buses. IC Bus has forecast significant market penetration of its hybrid buses in the U.S., Canada and Mexico, the countries included in the terms of the Agreement. Additionally, IC Bus and Enova are working closely to evaluate the hybrid bus market in India. The Agreement is valued, for Enova, in excess of $120M through the 2010 calendar year.

Mike Staran, Enova’s President and CEO, said, “This is a significant milestone for Enova and the entire market. We are honoured that a World Leading OEM, such as IC Corporation, has chosen us as their partner to be their production supplier of Electric Drive Systems.”

The hybrid school bus looks the same as a standard bus, however it is powered with new technology. The technologies were extensively evaluated at the Navistar research and technology facility in Fort Wayne, Ind. Enova’s innovative technologies have shown fuel economy improvements in excess of 70%, and emissions reductions between 20% and 40% depending on specific load and operating conditions.

The hybrid school bus project features Enova’s Charge Depleting (or “Plug In”) or Charge Sustaining Systems.

Enova’s Charge Sustaining System utilizes relatively small batteries which are maintained within a specified range of state of charge (SOC) over the entire drive cycle. Battery charge is maintained by the on-board equipment and is not normally recharged from the grid except as needed for cell balancing. The Charge Depleting (or “Plug In”) System utilizes a larger battery based on advanced battery chemistry that provides stored energy intended to be drawn down over the driving cycle and re-charged overnight to optimize fuel efficiency.

“Hybrid buses provide two distinct advantages,” said John McKinney, Vice President and General Manager of IC Corporation. “With its reduced fuel use and emissions, it is environmentally friendly. Secondly, a significant increase in fuel efficiency can dramatically improve the bottom line of many businesses.”

Enova’s Post Transmission hybrid drive system is proven to be a non-invasive system that requires little or no modification of the chassis, body and instrument panel. In addition, the Enova system does not intrude on the engine control or communication system. The system monitors, but does not impact the diesel engine operating parameters.

About IC Bus

IC Bus is a wholly owned affiliate of Navistar International Corporation (OTC:NAVZ - News). The nation’s largest integrated manufacturer of school buses, IC Bus is a leader in passenger protection, chassis design, engines and ergonomics. The company is also a producer of commercial buses. All IC Bus buses are sold, serviced and supported through a renowned dealer network that offers an integrated customer program encompassing parts, training and service. Additional information is available at www.ic-corp.com.

About Enova Systems, Inc.

Enova Systems is a leading supplier of efficient, environmentally friendly digital power components and systems products. The Company’s core competencies are focused on the development and commercialization of power management and conversion systems for mobile and stationary applications. Enova applies unique “enabling technologies” in the areas of alternative energy propulsion systems for light and heavy-duty vehicles as well as power conditioning and management systems for distributed generation systems. The Company develops, designs and produces drive systems and related components for electric, hybrid-electric, and fuel cell powered vehicles. For further information, contact Enova Systems directly, or visit its website at http://www.enovasystems.com.

This news release contains forward-looking statements relating to Enova Systems and its products that are intended to be covered by the safe harbor for forward -looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “could,” “project,” “plan,” “seek,” “intend,” or “anticipate’” or the negative thereof or comparable terminology and statements about industry trends and Enova’s future performance, operations and products. These forward-looking statements are subject to and qualified by certain risks and uncertainties. These and other risks and uncertainties are detailed from time to time in Enova Systems’ periodic filings with the Securities and Exchange Commission, including but not limited to Enova’s annual report on Form 10-K for the year ended December 31, 2007. This forward-looking information should be considered only in connection with the aforementioned risk factors. Enova assumes no obligation to update such forward-looking statements.

Contact:

ENOVA SYSTEMS, Inc.
Jarett Fenton, CFO and Investor Relations
310-527-2800

Source: Enova Systems, Inc.